Exhibit 99.1

WORLD HEART CORPORATION

Voting Results
(Section 11.3 of National Instrument 51-102)

This report describes the matters voted upon and the outcome of the votes at the Annual Meeting of Shareholders of World Heart Corporation (the “Corporation” or “WorldHeart”) held on Thursday, June 28, 2007.

Matter	Outcome of Vote

1.	Appointment of Auditors

Burr, Pilger & Mayer LLP were reappointed as auditors of the Corporation to hold office until the next annual meeting of Shareholders or until their successors are appointed, and the directors were authorized to fix the remuneration of the auditors.

Carried by a majority of votes on a show of hands with 99.9% of the 76,262,359 votes represented by proxy voting for the appointment of the auditors.

2.	Election of Directors

The following nominees were elected as Directors of the Corporation to hold office until the next annual meeting or until their successors are elected or appointed:	Carried by a majority of votes on a show of hands with 99% of the 76,326,877 votes represented by proxy voting for the election of the nominated directors.

Michael S. Estes
William C. Garriock
Gary W. Goertz
Jal S. Jassawalla
Robert J. Majteles

Oakland, California, July 3, 2007

WORLD HEART CORPORATION

By:	/s/ A. Richard Juelis
A. Richard Juelis, Chief Financial Officer
World Heart Corporation